Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-154307) and Forms S-3 (No. 333-159296, No. 333-159297, and No. 333-162591) of Response Genetics, Inc. of our report dated March 31, 2009, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Response Genetics, Inc. for the year ended December 31, 2009.

/S/ SingerLewak LLP

SingerLewak LLP
Los Angeles, CA
April 13, 2010